RenaissanceRe Reports Net Income of $190.5 Million for the First Quarter of 2013 or $4.23 Per Diluted Common Share; Quarterly Operating Income of $176.6 Million or $3.92 Per Diluted Common Share
Pembroke, Bermuda, May 1, 2013 -- RenaissanceRe Holdings Ltd. (NYSE: RNR) today reported net income available to RenaissanceRe common shareholders of $190.5 million or $4.23 per diluted common share in the first quarter of 2013, compared to $201.4 million or $3.88 per diluted common share in the first quarter of 2012. Operating income available to RenaissanceRe common shareholders was $176.6 million or $3.92 per diluted common share for the first quarter of 2013, compared to $155.5 million or $2.98, respectively, in the first quarter of 2012. The Company reported an annualized return on average common equity of 24.3% and an annualized operating return on average common equity of 22.5% in the first quarter of 2013, compared to 25.6% and 19.7%, respectively, in the first quarter of 2012. Book value per common share increased $2.93, or 4.3%, in the first quarter of 2013 to $71.07, compared to a 5.8% increase in the the first quarter of 2012. Tangible book value per common share plus accumulated dividends increased $3.22, or 4.8%, in the first quarter of 2013, compared to a 6.3% increase in the first quarter of 2012.
See Comments on Regulation G for a reconciliation of non-GAAP measures.
Neill A. Currie, CEO, commented:  “We enjoyed strong first quarter results, with an annualized operating ROE of 22.5% and 4.8% growth in tangible book value per share plus dividends for the quarter.  Our results reflect strong underwriting profits, principally driven by our high-quality portfolio, the absence of significant catastrophe losses in the quarter, and solid total returns in our investment portfolio.”
Mr. Currie added:  “We are working with our customers to meet their needs for the upcoming renewal period.  Our long-standing customer relationships, experienced underwriting team and superior capital management put us in a strong position to construct an attractive portfolio of risks during this period."
FIRST QUARTER 2013 HIGHLIGHTS (1)

•
Underwriting income of $173.0 million and a combined ratio of 36.2%, compared to $196.6 million and 29.4%, respectively. The decrease in underwriting income was primarily driven by an $11.7 million increase in net claims and claim expenses as a result of lower favorable development occurring during the quarter and a $7.4 million decrease in net premiums earned due to a combination of lower gross premiums written and an increase in ceded premiums written principally within the Company's catastrophe unit, as discussed below.

•
Gross premiums written decreased $28.7 million, or 4.3%, to $635.4 million with the decrease being driven by the Company's catastrophe and specialty units, and partially offset by growth in the Company's Lloyd's segment.

•
Total investment income of $51.4 million, which includes the sum of net investment income, net realized and unrealized gains on investments and net other-than-temporary impairments, compared to $113.7 million. The decrease was primarily driven by lower total returns in the Company's fixed maturity investment portfolio, combined with lower returns in the Company's portfolio of other investments, principally driven by the Company's private equity investments.

•
Other income improved $46.1 million to income of $7.0 million, compared to a loss of $39.1 million, primarily due to $8.7 million of income in the Company's weather and energy risk management operations, compared to a loss of $35.5 million from such operations as a result of unusually warm weather experienced in parts of the United Kingdom and certain parts of the United States during the first quarter of 2012.

Underwriting Results by Segment (1)
Reinsurance Segment
Gross premiums written in the Reinsurance segment were $561.1 million, a decrease of $48.6 million, or 8.0%, comprised of a $30.4 million decrease in the Company's catastrophe unit reflecting the non-renewal or renewal at lower rates for a number of contracts during the January 2013 renewals and an $18.2 million decrease in the Company's specialty unit, primarily due to the timing of certain multi-year contracts in the comparative quarter.
Managed catastrophe premiums totaled $529.7 million, a decrease of $29.3 million, or 5.2%, primarily driven by the reduction in gross premiums written in the catastrophe unit discussed above. The Company's managed catastrophe premiums are prone to significant volatility due to the timing of contract inception and also due to the business being characterized by a relatively small number of relatively large transactions.
The Reinsurance segment generated underwriting income of $168.3 million and a combined ratio of 27.9%, compared to $194.1 million and 23.5%, respectively, primarily as a result of a $20.4 million decrease in net premiums earned due to a decrease in gross premiums written, as discussed above, combined with an increase in ceded premiums written reflecting the inception of several new contracts and the external cession of business in Upsilon Reinsurance II Ltd., a managed joint venture, and a $5.1 million increase in net claims and claim expenses principally due to lower favorable development.
The Reinsurance segment experienced $33.6 million of favorable development on prior years reserves, compared to $46.8 million, including $18.5 million and $15.2 million of favorable development in the catastrophe and specialty units, respectively. Favorable development on prior years reserves within the catastrophe unit was primarily due to a number of relatively small reductions in estimated ultimate losses on prior period events. The specialty unit experienced prior accident years favorable development of $15.2 million principally due to the Company's annual actuarial assumption review which resulted in net reductions to prior accident years reserves of $10.4 million.
Lloyd's Segment
Gross premiums written in the Lloyd's segment were $74.3 million, an increase of $19.5 million, or 35.5%, primarily due to continued organic growth within the segment. The Lloyd's segment generated underwriting income of $4.2 million and a combined ratio of 89.0%, compared to underwriting income of $1.1 million and a combined ratio of 95.6%, respectively. The increase in underwriting income in the Lloyd's segment reflects the continued growth in gross premiums written noted above, partially offset by an increase in net claims and claims expenses of $5.5 million, primarily due to attritional loss activity.
Other Items (1)

•	During the first quarter of 2013, the Company repurchased 1.4 million common shares in open market transactions at an aggregate cost of $111.3 million and at an average share price of $81.29.

•
Net income attributable to redeemable noncontrolling interests of $38.6 million decreased from $53.6 million, primarily impacted by a decrease in profitability of DaVinciRe, partially offset by a decrease in the Company's ownership percentage in DaVinciRe from 34.7% at March 31, 2012 to 32.9% at March 31, 2013.

•
During January 2013, DaVinciRe redeemed shares from certain DaVinciRe shareholders, including the Company, while certain other existing DaVinciRe shareholders purchased additional shares in DaVinciRe. The net redemption as a result of these transactions was $150.0 million. The Company's ownership in DaVinciRe was 32.9% at March 31, 2013.

•	The Company repaid the full $100.0 million of its outstanding 5.875% Senior Notes upon their scheduled maturity of February 15, 2013 using available cash and investments.

This Press Release includes certain non-GAAP financial measures including “operating income available to RenaissanceRe common shareholders”, “operating income available to RenaissanceRe common shareholders per common share - diluted”, “operating return on average common equity - annualized”, “managed catastrophe premiums”, "tangible book value per common share" and "tangible book value per common share plus accumulated dividends." A reconciliation of such measures to the most comparable GAAP figures in accordance with Regulation G is presented in the attached supplemental financial data.
Please refer to the “Investor Information - Financial Reports - Financial Supplements” section of the Company's website at www.renre.com for a copy of the Financial Supplement which includes additional information on the Company's financial performance.
RenaissanceRe Holdings Ltd. will host a conference call on Thursday, May 2, 2013 at 10:00 a.m. (ET) to discuss this release. Live broadcast of the conference call will be available through the “Investor Information - Company Webcasts” section of RenaissanceRe's website at www.renre.com.
RenaissanceRe Holdings Ltd. is a global provider of reinsurance and insurance. The Company's business consists of two reportable segments: (i) Reinsurance, which includes catastrophe reinsurance, specialty reinsurance and certain property catastrophe and specialty joint ventures managed by the Company's ventures unit, and (ii) Lloyd's, which includes reinsurance and insurance business written through Syndicate 1458.
Cautionary Statement under “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995: Statements made in this earnings release contain information about the Company's future business prospects. These statements may be considered “forward-looking.” These statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements. For further information regarding cautionary statements and factors affecting future results, please refer to RenaissanceRe Holdings Ltd.'s filings with the Securities and Exchange Commission, including its Annual Reports on Form 10-K and its Quarterly Reports on Form 10-Q.

(1)	All comparisons are with the first quarter of 2012 unless specifically stated.

INVESTOR CONTACT:	MEDIA CONTACT:
Rohan Pai	Kekst and Company
Director of Investor Relations	Peter Hill or Dawn Dover
RenaissanceRe Holdings Ltd.	(212) 521-4800
(441) 295-4513

RenaissanceRe Holdings Ltd.
Summary Consolidated Statements of Operations
(in thousands of United States Dollars, except per share amounts and percentages)
(Unaudited)
	Three months ended
	March 31, 2013	March 31, 2012
Revenues
Gross premiums written	$635,418	$664,151
Net premiums written	$436,813	$492,575
Increase in unearned premiums	(165,558)	(213,910)
Net premiums earned	271,255	278,665
Net investment income	43,615	66,971
Net foreign exchange gains (losses)	1,756	(1,460)
Equity in earnings of other ventures	5,835	5,470
Other income (loss)	7,004	(39,094)
Net realized and unrealized gains on investments	13,850	46,113
Total other-than-temporary impairments	—	(161)
Portion recognized in other comprehensive income, before taxes	—	27
Net other-than-temporary impairments	—	(134)
Total revenues	343,315	356,531
Expenses
Net claims and claim expenses incurred	27,251	15,552
Acquisition expenses	25,009	24,111
Operational expenses	46,014	42,383
Corporate expenses	4,529	4,811
Interest expense	5,034	5,718
Total expenses	107,837	92,575
Income from continuing operations before taxes	235,478	263,956
Income tax (expense) benefit	(122)	37
Income from continuing operations	235,356	263,993
Loss from discontinued operations	—	(173)
Net income	235,356	263,820
Net income attributable to noncontrolling interests	(38,607)	(53,641)
Net income available to RenaissanceRe	196,749	210,179
Dividends on preference shares	(6,275)	(8,750)
Net income available to RenaissanceRe common shareholders	$190,474	$201,429

Income from continuing operations available to RenaissanceRe common shareholders per common share - basic	$4.32	$3.93
Income from discontinued operations available to RenaissanceRe common shareholders per common share - basic	—	—
Net income available to RenaissanceRe common shareholders per common share - basic	$4.32	$3.93
Income from continuing operations available to RenaissanceRe common shareholders per common share - diluted	$4.23	$3.88
Income from discontinued operations available to RenaissanceRe common shareholders per common share - diluted	—	—
Net income available to RenaissanceRe common shareholders per common share - diluted	$4.23	$3.88

Average shares outstanding - basic	43,461	50,377
Average shares outstanding - diluted	44,290	50,981

Net claims and claim expense ratio	10.0%	5.6%
Underwriting expense ratio	26.2%	23.8%
Combined ratio	36.2%	29.4%
Operating income available to RenaissanceRe common shareholders per common share - diluted (1)	$3.92	$2.98
Operating return on average common equity - annualized (1)	22.5%	19.7%

(1)	See Comments on Regulation G for a reconciliation of non-GAAP financial measures.

RenaissanceRe Holdings Ltd.
Summary Consolidated Balance Sheets
(in thousands of United States Dollars, except per share amounts)

	March 31, 2013	December 31, 2012
Assets
Fixed maturity investments trading, at fair value	$4,511,885	$4,665,421
Fixed maturity investments available for sale, at fair value	45,254	83,442
Total fixed maturity investments, at fair value	4,557,139	4,748,863
Short term investments, at fair value	997,889	821,163
Equity investments trading, at fair value	555	58,186
Other investments, at fair value	652,802	644,711
Investments in other ventures, under equity method	92,054	87,724
Total investments	6,300,439	6,360,647
Cash and cash equivalents	335,625	325,358
Premiums receivable	654,368	491,365
Prepaid reinsurance premiums	170,216	77,082
Reinsurance recoverable	162,948	192,512
Accrued investment income	29,921	33,478
Deferred acquisition costs	77,914	52,622
Receivable for investments sold	163,584	168,673
Other assets	193,521	218,405
Goodwill and other intangibles	8,384	8,486
Total assets	$8,096,920	$7,928,628
Liabilities, Noncontrolling Interests and Shareholders' Equity
Liabilities
Reserve for claims and claim expenses	$1,755,783	$1,879,377
Unearned premiums	658,209	399,517
Debt	254,315	351,775
Reinsurance balances payable	380,939	290,419
Payable for investments purchased	397,517	278,787
Other liabilities	207,535	253,438
Total liabilities	3,654,298	3,453,313
Redeemable noncontrolling interest - DaVinciRe	875,770	968,259
Shareholders' Equity
Preference shares	400,000	400,000
Common shares	44,510	45,542
Accumulated other comprehensive income	6,050	13,622
Retained earnings	3,112,545	3,043,901
Total shareholders' equity attributable to RenaissanceRe	3,563,105	3,503,065
Noncontrolling interest	3,747	3,991
Total shareholders' equity	3,566,852	3,507,056
Total liabilities, noncontrolling interests and shareholders' equity	$8,096,920	$7,928,628

Book value per common share	$71.07	$68.14

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Segment Information
(in thousands of United States Dollars, except percentages)
(Unaudited)

	Three months ended March 31, 2013
	Reinsurance	Lloyd’s	Other	Eliminations	Total
Gross premiums written	$561,126	$74,292	$—	$—	$635,418
Net premiums written	$380,872	$55,924	$17		$436,813
Net premiums earned	$233,460	$37,779	$16		$271,255
Net claims and claim expenses incurred	13,400	14,528	(677)		27,251
Acquisition expenses	18,059	6,916	34		25,009
Operational expenses	33,675	12,178	161		46,014
Underwriting income	$168,326	$4,157	$498		172,981
Net investment income			43,615		43,615
Net foreign exchange gains			1,756		1,756
Equity in earnings of other ventures			5,835		5,835
Other income			7,004		7,004
Net realized and unrealized gains on investments			13,850		13,850
Corporate expenses			(4,529)		(4,529)
Interest expense			(5,034)		(5,034)
Income from continuing operations before taxes					235,478
Income tax expense			(122)		(122)
Net income attributable to noncontrolling interests			(38,607)		(38,607)
Dividends on preference shares			(6,275)		(6,275)
Net income available to RenaissanceRe common shareholders					$190,474

Net claims and claim expenses incurred – current accident year	$47,029	$17,871	$—		$64,900
Net claims and claim expenses incurred – prior accident years	(33,629)	(3,343)	(677)		(37,649)
Net claims and claim expenses incurred – total	$13,400	$14,528	$(677)		$27,251

Net claims and claim expense ratio – current accident year	20.1%	47.3%	—%		23.9%
Net claims and claim expense ratio – prior accident years	(14.4)%	(8.8)%	(4,231.3)%		(13.9)%
Net claims and claim expense ratio – calendar year	5.7%	38.5%	(4,231.3)%		10.0%
Underwriting expense ratio	22.2%	50.5%	1,218.8%		26.2%
Combined ratio	27.9%	89.0%	(3,012.5)%		36.2%

	Three months ended March 31, 2012
	Reinsurance	Lloyd’s	Other	Eliminations (1)	Total
Gross premiums written	$609,762	$54,817	$—	$(428)	$664,151
Net premiums written	$458,638	$33,937	$—		$492,575
Net premiums earned	$253,818	$24,822	$25		$278,665
Net claims and claim expenses incurred	8,324	9,001	(1,773)		15,552
Acquisition expenses	19,386	4,668	57		24,111
Operational expenses	32,044	10,057	282		42,383
Underwriting income	$194,064	$1,096	$1,459		196,619
Net investment income			66,971		66,971
Net foreign exchange losses			(1,460)		(1,460)
Equity in earnings of other ventures			5,470		5,470
Other loss			(39,094)		(39,094)
Net realized and unrealized gains on investments			46,113		46,113
Net other-than-temporary impairments			(134)		(134)
Corporate expenses			(4,811)		(4,811)
Interest expense			(5,718)		(5,718)
Income from continuing operations before taxes					263,956
Income tax benefit			37		37
Loss from discontinued operations			(173)		(173)
Net income attributable to noncontrolling interests			(53,641)		(53,641)
Dividends on preference shares			(8,750)		(8,750)
Net income available to RenaissanceRe common shareholders					$201,429

Net claims and claim expenses incurred – current accident year	$55,144	$16,280	$—		$71,424
Net claims and claim expenses incurred – prior accident years	(46,820)	(7,279)	(1,773)		(55,872)
Net claims and claim expenses incurred – total	$8,324	$9,001	$(1,773)		$15,552

Net claims and claim expense ratio – current accident year	21.7%	65.6%	—%		25.6%
Net claims and claim expense ratio – prior accident years	(18.4)%	(29.3)%	(7,092.0)%		(20.0)%
Net claims and claim expense ratio – calendar year	3.3%	36.3%	(7,092.0)%		5.6%
Underwriting expense ratio	20.2%	59.3%	1,356.0%		23.8%
Combined ratio	23.5%	95.6%	(5,736.0)%		29.4%
(1) Represents $0.4 million of gross premiums ceded from the Reinsurance segment to the Lloyd's segment for the three months ended March 31, 2012.

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Gross Premiums Written and Managed Premiums
(in thousands of United States Dollars)
(Unaudited)

	Three months ended
	March 31, 2013	March 31, 2012
Reinsurance Segment
Renaissance catastrophe premiums	$310,002	$330,427
Renaissance specialty premiums	81,617	99,545
Total Renaissance premiums	391,619	429,972
DaVinci catastrophe premiums	168,794	178,813
DaVinci specialty premiums	713	977
Total DaVinci premiums	169,507	179,790
Total catastrophe unit premiums	478,796	509,240
Total specialty unit premiums	82,330	100,522
Total Reinsurance segment gross premiums written	$561,126	$609,762

Lloyd's Segment
Specialty	$55,757	$39,329
Catastrophe	18,535	15,488
Total Lloyd's segment gross premiums written	$74,292	$54,817

Managed Premiums (1)
Total catastrophe unit gross premiums written	$478,796	$509,240
Catastrophe premiums written on behalf of the Company's joint venture, Top Layer Re (2)	32,382	34,305
Catastrophe premiums written in the Lloyd's segment	18,535	15,488
Total managed catastrophe premiums (1)	$529,713	$559,033

(1)	See Comments on Regulation G for a reconciliation of non-GAAP financial measures.

(2)	Top Layer Re is accounted for under the equity method of accounting.

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Total Investment Result
(in thousands of United States Dollars)
(Unaudited)

	Three months ended
	March 31, 2013	March 31, 2012
Fixed maturity investments	$24,310	$26,333
Short term investments	318	500
Equity investments trading	—	170
Other investments
Hedge funds and private equity investments	14,880	28,473
Other	6,995	14,170
Cash and cash equivalents	52	26
	46,555	69,672
Investment expenses	(2,940)	(2,701)
Net investment income	43,615	66,971

Gross realized gains	34,080	36,286
Gross realized losses	(4,554)	(6,950)
Net realized gains on fixed maturity investments	29,526	29,336
Net unrealized (losses) gains on fixed maturity investments trading	(23,065)	14,257
Net realized gains on equity investments trading	17,561	—
Net unrealized (losses) gains on equity investments trading	(10,172)	2,520
Net realized and unrealized gains on investments	13,850	46,113
Total other-than-temporary impairments	—	(161)
Portion recognized in other comprehensive income, before taxes	—	27
Net other-than-temporary impairments	—	(134)

Change in net unrealized gains on fixed maturity investments available for sale	(6,067)	778

Total investment income	$51,398	$113,728
Comments on Regulation G
In addition to the GAAP financial measures set forth in this Press Release, the Company has included certain non-GAAP financial measures in this Press Release within the meaning of Regulation G. The Company has provided these financial measurements in previous investor communications and the Company's management believes that these measurements are important to investors and other interested persons, and that investors and such other persons benefit from having a consistent basis for comparison between quarters and for the comparison with other companies within the industry. These measures may not, however, be comparable to similarly titled measures used by companies outside of the insurance industry. Investors are cautioned not to place undue reliance on these non-GAAP measures in assessing the Company's overall financial performance.
The Company uses “operating income available to RenaissanceRe common shareholders” as a measure to evaluate the underlying fundamentals of its operations and believes it to be a useful measure of its corporate performance.  “Operating income available to RenaissanceRe common shareholders” as used herein differs from “net income available to RenaissanceRe common shareholders,” which the Company believes is the most directly comparable GAAP measure, by the exclusion of net realized and unrealized gains and losses on investments and net other-than-temporary impairments.  The Company's management believes that “operating income available to RenaissanceRe common shareholders” is useful to investors because it more accurately measures and predicts the Company's results of operations by removing the variability arising from fluctuations in the Company's fixed maturity investment portfolio and equity investments trading.  The Company also uses “operating income available to RenaissanceRe common shareholders” to calculate “operating income available to RenaissanceRe common shareholders per common share - diluted” and “operating return on average common equity - annualized”.  The following is a reconciliation of:  1) net income available to RenaissanceRe common shareholders to operating income available to RenaissanceRe common shareholders; 2) net income available to RenaissanceRe common shareholders per common share - diluted to operating income available to RenaissanceRe common shareholders per common share - diluted; and 3) return on average common equity - annualized to operating return on average common equity - annualized:

	Three months ended
(in thousands of United States Dollars, except percentages)	March 31, 2013	March 31, 2012
Net income available to RenaissanceRe common shareholders	$190,474	$201,429
Adjustment for net realized and unrealized gains on investments	(13,850)	(46,113)
Adjustment for net other-than-temporary impairments	—	134
Operating income available to RenaissanceRe common shareholders	$176,624	$155,450

Net income available to RenaissanceRe common shareholders per common share - diluted	$4.23	$3.88
Adjustment for net realized and unrealized gains on investments	(0.31)	(0.90)
Adjustment for net other-than-temporary impairments	—	—
Operating income available to RenaissanceRe common shareholders per common share - diluted	$3.92	$2.98

Return on average common equity - annualized	24.3%	25.6%
Adjustment for net realized and unrealized gains on investments	(1.8)%	(5.9)%
Adjustment for net other-than-temporary impairments	—%	—%
Operating return on average common equity - annualized	22.5%	19.7%
The Company has also included in this Press Release “managed catastrophe premiums”. “Managed catastrophe premiums” is defined as gross catastrophe premiums written by Renaissance Reinsurance and its related joint ventures. “Managed catastrophe premiums” differs from total catastrophe unit gross premiums written, which the Company believes is the most directly comparable GAAP measure, due to the inclusion of catastrophe premiums written on behalf of the Company's joint venture Top Layer Re, which is accounted for under the equity method of accounting and the inclusion of catastrophe premiums written on behalf of the Company's Lloyd's segment. The Company's management believes “managed catastrophe premiums” is useful to investors and other interested parties because it provides a measure of total catastrophe premiums, as applicable, assumed by the Company through its consolidated subsidiaries and related joint ventures.

The Company has also included in this Press Release “tangible book value per common share” and “tangible book value per common share plus accumulated dividends”. “Tangible book value per common share” is defined as book value per common share excluding goodwill and intangible assets per share; “tangible book value per common share plus accumulated dividends” is defined as book value per common share excluding goodwill and intangible assets per share, plus accumulated dividends. “Tangible book value per common share” differs from book value per common share, which the Company believes is the most directly comparable GAAP measure, due to the exclusion of goodwill and intangible assets per share. The Company's management believes “tangible book value per common share” and “tangible book value per common share plus accumulated dividends” are useful to investors because they provide a more accurate measure of the realizable value of shareholder returns, excluding the impact of goodwill and intangible assets. The following is a reconciliation of book value per common share to tangible book value per common share and tangible book value per common share plus accumulated dividends:

	At
	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012
Book value per common share	$71.07	$68.14	$68.20	$65.07	$62.68
Adjustment for goodwill and other intangibles (1)	(0.85)	(0.86)	(0.85)	(0.83)	(0.84)
Tangible book value per common share	70.22	67.28	67.35	64.24	61.84
Adjustment for accumulated dividends	12.28	12.00	11.73	11.46	11.19
Tangible book value per common share plus accumulated dividends	$82.50	$79.28	$79.08	$75.70	$73.03

Quarter change in book value per common share	4.3%	(0.1)%	4.8%	3.8%	5.8%
Quarter change in tangible book value per common share plus change in accumulated dividends	4.8%	0.3%	5.3%	4.3%	6.3%

(1)
At March 31, 2013, December 31, 2012, September 30, 2012, June 30, 2012 and March 31, 2012, goodwill and other intangibles included $29.3 million, $30.4 million, $32.2 million, $33.3 million and $34.5 million, respectively, of goodwill and other intangibles included in investments in other ventures, under equity method.